EXHIBIT 5

	New York Menlo Park Washington DC London Paris	Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025

May 6, 2010

Re: Registration Statement on Form S-8

Equinix, Inc.

301 Velocity Way, Fifth Floor

Foster City, California 94404

Ladies and Gentlemen:

Equinix, Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 573,364 shares of its common stock, par value $0.001 per share (the “Shares”), which may be issued upon the exercise of options or the settlement of restricted stock awards granted under the Switch & Data 2007 Stock Incentive Plan (the “Plan”) that have been assumed by the Company (collectively, the “Assumed Awards”) in accordance with the terms of the Agreement and Plan of Merger dated as of October 21, 2009 and as amended on March 20, 2010, among the Company, Switch & Data Facilities Company, Inc., a Delaware corporation, and Sundance Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger Agreement”).

We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein.

Based on the foregoing, we advise you that, in our opinion, the Shares that may be issued upon the exercise or settlement of the Assumed Awards are duly authorized and, when issued and delivered against receipt of the consideration therefor in accordance with the terms and conditions of the Plan, the Merger Agreement and the award agreements evidencing the Assumed Awards, will be validly issued, fully paid and nonassessable.

We are members of the Bars of the State of New York and the State of California, and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP